                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                    Evans & Sutherland Computer Coporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

EVANS & SUTHERLAND





                                                                  April 12, 1996


Dear Evans & Sutherland Shareholder:

          You are cordially invited to attend Evans & Sutherland's 1996 Annual Meeting of Shareholders to be held on Thursday, May 16, 1996 at 11:00 a.m., local time. The meeting will be held at the Company's principal executive offices located at 600 Komas Drive, Salt Lake City, Utah.

          Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

          Whether you own a few or many shares of stock, it is important that your shares be represented. Please complete, sign, and return the enclosed proxy card as soon as possible. I hope you will be able to attend the meeting.


                                Sincerely,

                                /s/ James R. Oyler

                                James R. Oyler
                                President and
                                Chief Executive Officer



600 Komas Drive / P.O. Box 58700 / Salt Lake City, Utah 84158 / 801-588-1000 /
FAX: 801-588-4500

                               EVANS & SUTHERLAND
                              COMPUTER CORPORATION
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 16, 1996


TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Evans & Sutherland Computer Corporation (E&S or the Company), a Utah corporation, will be held on Thursday, May 16, 1996 at 11:00 a.m., local time, at the Company's principal executive offices located at 600 Komas Drive, Salt Lake City, Utah, for the following purposes:

     1. To elect two directors to serve until the 1999 Annual Meeting of Shareholders;

     2. To approve an amendment to the 1989 Stock Option Plan for Non-Employee Directors, increasing the number of shares of annual option grant awards by 5,000 shares, increasing the cumulative ceiling of option grant awards for a given director by 55,000 shares, and increasing the number of shares reserved for issuance by 150,000 shares;

     3. To approve an amendment to the Evans & Sutherland 1995 Long-Term Incentive Equity Plan to increase the number of shares issuable under such plan by 985,000 shares;

     4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 27, 1996; and

     5. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 22, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

     All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a proxy.

                                FOR THE BOARD OF DIRECTORS



                                Gary E. Meredith
                                Senior Vice President and
                                Secretary



Salt Lake City, Utah
Dated:  April 12, 1996

================================================================================
THE VOTE OF EACH SHAREHOLDER IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
================================================================================

                               EVANS & SUTHERLAND
                              COMPUTER CORPORATION

                                600 Komas Drive
                           Salt Lake City, Utah 84108
                         ------------------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Evans & Sutherland Computer Corporation (E&S or the Company), a Utah corporation, to be voted at the Annual Meeting of Shareholders to be held on May 16, 1996, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Thursday, May 16, 1996 at 11:00 a.m., local time, at the Company's principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108.

   These proxy solicitation materials were mailed on or about April 12, 1996 to all shareholders entitled to vote at the meeting. The cost of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation of Proxies by telephone, facsimile, mail, or personal contact through certain of its directors, officers, and employees, none of whom will receive additional compensation for assisting with the solicitation.

The Proxy

   Proxies shall be voted in accordance with the directions of the shareholders. Unless otherwise directed, Proxies will be voted (1) FOR the election of the two nominees for director, (2) FOR the amendment to the 1989 Stock Option Plan for Non-Employee Directors, (3) FOR the amendment to the Evans & Sutherland 1995 Long-Term Incentive Equity Plan, (4) FOR ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 27, 1996, and (5) in the discretion of the persons named in the accompanying Proxy, upon such other matters as may properly come before the meeting.

   The affirmative vote of a majority of a quorum of shareholders is required for approval of all items being submitted to the shareholders for their consideration, except for the election of directors, which is determined by a simple plurality of the votes cast. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Abstentions will be included in tabulations of the votes cast for purposes of determining whether a proposal has been approved. Broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal. All Proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later Proxy, or by voting in person at the meeting.

Information on Outstanding Stock

   The Company's authorized capital stock consists of 30 million shares of $0.20 par value common stock, 5 million shares of class A preferred stock, no par value, and 5 million shares of class B preferred stock, no par value. As of March 22, 1996 (the "Record Date"), there were 8,690,601 shares of common stock issued and outstanding and there were no shares of preferred stock outstanding.

   Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the meeting. The presence at the meeting, in person or by proxy, of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business.

                                  PROPOSAL ONE
                                  ------------

                             ELECTION OF DIRECTORS

   Two directors are to be elected at the meeting. The directors so elected will serve for a three-year term expiring in 1999, or until their respective successors are duly elected and qualified. Proxies will be voted for the election of Mr. Stewart Carrell and Mr. John E. Warnock. In the event a nominee is unable to serve, the Proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors, to serve for the term proposed for the nominee replaced. The Board of Directors has no reason to believe that any nominee will be unavailable. All directors have served continuously since first elected as a director. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

                                                                             First     Expiration
                                                                           Elected as  of Current
        Name                        Principal Occupation                   a Director     Term
        ----                        --------------------                   ----------  ----------
Nominees for Election

Stewart Carrell (1)          Chairman of the Board of the Company              1984        1996

John E. Warnock (2)          Chairman and Chief Executive Officer of           1992        1996
                             Adobe Systems, Inc.
Incumbent Directors

Henry N. Christiansen (3)    Professor, Civil Engineering Department           1983        1998
                             Brigham Young University

Peter O. Crisp (4)           General Partner of Venrock Associates             1980        1997

James R. Oyler (5)           President of the Company and Chief                1994        1998
                             Executive Officer

Ivan E. Sutherland (6)       Vice President and Fellow of Sun                  1968        1997
                             Microsystems, Inc.

- -------------
(1) Mr. Carrell (age 62) was elected Chairman of the Board of Directors of the Company on March 7, 1991. He has been a member of the Board for 12 years. He also serves as the Chairman of Seattle Silicon Corporation, and he is a director of Tripos, Inc. From mid-1984 until October 1993, Mr. Carrell was Chairman and Chief Executive Officer of Diasonics, Inc., a medical imaging company. From November 1983 until early 1987, Mr. Carrell was also a General Partner in Hambrecht & Quist, a west coast based investment banking and venture capital firm.

(2) Mr. Warnock (age 55) has been a member of the Board for 4 years. He is the Chairman and Chief Executive Officer of Adobe Systems, Inc. He was a founder of Adobe and has served as a director and its Chief Executive Officer since 1982. He was also the President of Adobe from 1982 through March 1989. From April 1978, until the founding of Adobe, he was Principal Scientist of the Imaging Sciences Laboratory at Xerox Corporation's Palo Alto Research Center.

(3) Mr. Christiansen (age 60) has been a member of the Board for 13 years. He served as a consultant to the Company from 1978 to 1981. He has served as a Professor of Civil Engineering at Brigham Young University since 1965 and also served as Chairman of the Department of Civil Engineering from May 1980 to August 1986.

(4) Mr. Crisp (age 63) has been a member of the Board for 16 years. He has been a General Partner of Venrock Associates, a venture capital firm based in New York, since 1969. He is also a Director of American Superconductor Corp., Apple Computer, Inc., Long Island Lighting Co., Thermedics, Inc., Thermo Electron Corporation, Thermo Power Corporation, Thermotrex Corporation, and United States Trust Corporation.

(5) Mr. Oyler (age 50) was appointed President and Chief Executive Officer of the Company and a member of the Board of Directors in December 1994. He is also a director of Ikos Systems, Inc. Previously, Mr. Oyler served as Senior Vice President of Harris Corporation from 1976 through 1990 and also served as consultant with Booz, Allen & Hamilton.

(6) Mr. Sutherland (age 57) has been a member of the Board for 28 years. He is Vice President and Fellow for Sun Microsystems, Inc. From 1980 to late 1990, Mr. Sutherland served as Vice President and Technical Director for Sutherland, Sproull and Associates, Inc. Also during this period, Mr. Sutherland was associated with ATV as a partner and advisor in venture capital activities. From March 1976 to July 1980, he served as Fletcher Jones Professor of Computer Science and head of the Computer Science Department at the California Institute of Technology. Mr. Sutherland served as a Vice President and the Chief Scientist of the Company from 1968 until June 1974, a Vice President of Picture Design Group from July 1974 to December 1974, and as a Senior Scientist for the Rand Corporation from January 1975 to May 1976.

Board Meetings and Committees

   The Board of Directors held four Board Meetings in fiscal year 1995. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors, with the exception of John E. Warnock. The Board has established three committees, the Audit Committee, the Compensation and Stock Options Committee, and the Nomination Committee. The members of all three committees are Stewart Carrell, Henry N. Christiansen, Peter O. Crisp, Ivan E. Sutherland, and John E. Warnock.

   The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting the Company's operating results, and to review the Company's financial control procedures and personnel. The Audit Committee held two meetings in 1995.

   The Compensation and Stock Options Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options under the Company's existing plans. Pursuant to delegated authority from the Board of Directors, Mr. Oyler, as Chief Executive Officer, determines all salaries except for the Company's corporate officers. There were no separate meetings of the Compensation and Stock Options Committee held in 1995. However, the committee executed a unanimous written consent in the granting of stock options.

   The Nomination Committee makes recommendations to the Board of Directors concerning candidates for election as directors. The Nomination Committee will consider nominees recommended by shareholders for election as a director. Such recommendations should be sent to the Secretary of the Company for presentation to the Nomination Committee. There were no separate meetings of the Nomination Committee held in 1995.

Compensation of Directors

   Members of the Board of Directors employed by the Company do not receive any separate compensation for services performed as a director. Those members of the Board of Directors not employed by the Company receive a $20,000 annual retainer per year plus $1,000 for each Board meeting attended. There is no separate compensation for committee meeting attendance.

   On February 2, 1989, the Board of Directors adopted the 1989 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), which was approved by the shareholders on May 16, 1989. Under the Non-Employee Directors Plan, 200,000 shares are reserved for issuance of options. Pursuant to the Non-Employee Directors Plan, each non-employee director of the Company, serving at such time, received an option on May 16, 1989 to purchase 10,000 shares, which option was immediately exercisable. Each person who becomes an Eligible Director (non-employee) subsequent to the date of adoption of the Plan, receives an automatic grant, on the date of his first appointment or election to the Board, of an option to purchase 5,000 shares. Such option is exercisable in four annual installments on the first, second, third, and fourth anniversaries of the date of the grant. Currently, the Board consists of four non-employee directors.

   In addition to the initial grants, each Eligible Director is automatically granted additional options to purchase 5,000 shares of the Company on the first day of each fiscal year, provided, however, that in no event shall an Eligible Director be granted options under the Non-Employee Directors Plan to purchase more than 45,000 shares in the aggregate. Each option, after the initial option, becomes exercisable in four installments on the first, second, third, and fourth anniversaries of the date of the grant. As of the Record Date 114,000 shares remain available for future option grants under the Non-Employee Directors Plan. It is proposed that the Non-Employee Directors Plan be amended in accordance with the provisions set forth in Proposal Two of this Proxy Statement.

   The exercise price for options granted under the Non-Employee Directors Plan is equal to the fair market value of the common stock as of the last trading day immediately prior to the date the option is granted. The options have a term of ten years. However, each option automatically terminates 30 days after the optionee ceases to be a non-employee director of the Company except by reason of the optionee's death, disability, or employment by the Company or a subsidiary, and terminates in 90 days upon the occurrence of one of these stated events.

   Options granted pursuant to the Non-Employee Directors Plan are nonqualified stock options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income on the excess of the fair market value on the date of exercise over the option exercise price. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than twelve months. In the event of a sale of the option, the optionee recognizes ordinary income on the difference between the option exercise price and the sale price. No tax deduction is available to the Company with respect to the grant of the option or the sale of stock acquired upon exercise of the option. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the nonqualified stock option. Generally, the recipients will be subject to the restrictions of
Section 16(b) of the 34 Act.

                                  PROPOSAL TWO
                                  ------------
                    AMENDMENT TO THE 1989 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

   On February 20, 1996, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to the Evans & Sutherland Non-Employee Directors Plan, increasing the number of annual option grant awards to directors from 5,000 to 10,000, increasing the cumulative ceiling of option grant awards for a given director, under the Non-Employee Directors Plan, from 45,000 shares to 100,000 shares, and increasing the number of shares reserved for issuance from 200,000 shares to 350,000 shares.

   The purpose of the Non-Employee Directors Plan is to promote the interests of the Company and its shareholders by attracting and retaining highly qualified, independent directors with an investment and performance interest in the Company's future success. The Non-Employee Directors Plan is the only Evans & Sutherland option plan in which non-employee directors are eligible to participate. It is expected that the increased pool will be adequate for the next several years. The Non-Employee Directors Plan is described in more detail under the heading "Compensation of Directors", beginning on page 3 of this Proxy Statement.

Vote Required

   The affirmative vote of a majority of a quorum of shareholders is required for the approval of the amendment of the Non-Employee Directors Plan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.
                                            ---
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                 PROPOSAL THREE
                                 --------------
                      AMENDMENT TO THE EVANS & SUTHERLAND
                      1995 LONG-TERM INCENTIVE EQUITY PLAN

   On February 20, 1996, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to the Evans & Sutherland 1995 Long-Term Incentive Equity Plan (the "1995 Plan"), increasing the number of shares of Company common stock available for awards under the 1995 Plan from 350,000 shares plus any shares that are available from prior plans that have not yet been granted or which may subsequently become available by termination or cancellation under such plans to 1,335,000 shares plus any shares that are available from prior plans that have not yet been granted or which may subsequently become available by termination or cancellation under such plans.

   The purpose of the 1995 Plan is to promote the interests of the Company and its shareholders by attracting and retaining highly qualified, key employees with an investment and performance interest in the Company's future success. It is expected that the increased pool will be adequate for the next several years. The 1995 Plan is described in more detail under the heading "Evans & Sutherland 1995 Long-Term Incentive Equity Plan", beginning on page 9 of this Proxy Statement.

Vote Required

   The affirmative vote of a majority of a quorum of shareholders is required for the approval of the amendment of the 1995 Plan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.
                                            ---
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                 PROPOSAL FOUR
                                 -------------
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

   KPMG Peat Marwick LLP (KPMG), independent certified public accountants, has been selected by the Board of Directors as the firm to audit the accounts and to report on the financial statements of the Company for the fiscal year ending December 27, 1996, and recommends that the shareholders vote for ratification of such selection. Shareholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's By-Laws or otherwise. However, the Board is submitting the selection of KPMG for shareholder ratification as a matter of good corporate practice. KPMG has audited the Company's financial statements since 1968. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

   Neither KPMG, nor any of its members has any financial interest, direct or indirect, in the Company, nor has KPMG, nor any of its members ever been connected with the Company as promoter, underwriter, voting trustee, director, officer, or employee. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of KPMG are expected to attend the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

   The affirmative vote of a majority of a quorum of shareholders is required for the ratification of the appointment of KPMG.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG PEAT
                                            ---
MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 27, 1996. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                               OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 22, 1996, (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by the Company's Chief Executive Officer, (iv) by each of the Company's four most highly compensated executive officers, in addition to the Company's Chief Executive Officer, who served as executive officers at December 29, 1995, and
(v) by all directors and executive officers as a group.

                                                                      Shares Beneficially Owned
          Directors, Officers, and                                  -----------------------------
      Five Percent (5%) Shareholders (1)                                  Number        Percent
      ------------------------------                                ---------------- ------------
Principal Shareholders

   Vanguard/Primecap Fund, Inc. (2)..................................    840,000          9.4
   P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600

   State of Wisconsin Investment Board (3)...........................    813,300          9.1
   P.O. Box 7842, Madison, Wisconsin 53707

   Brinson Partners, Inc. and Brinson Trust Company (4)..............    596,034          6.7
   209 S. LaSalle, Chicago, Illinois 60604-1295

   Cowen & Company (5)...............................................    514,000          5.8
   Financial Square, New York, New York 10005-3597

   The TCW Group, Inc. (6)...........................................    506,500          5.7
   865 S. Figueroa Street, Los Angeles, California 90017

Directors

   Stewart Carrell (7)...............................................     55,416           *
   Henry N. Christiansen (8).........................................     28,250           *
   Peter O. Crisp (9)................................................     64,687           *
   James R. Oyler (10)...............................................     54,995           *
   Ivan E. Sutherland (11)...........................................     61,780           *
   John E. Warnock (12)..............................................      7,750           *

Other Executive Officers

   Ronald R. Sutherland (13).........................................     29,999           *
   Gary E. Meredith (14).............................................     11,666           *
   Gordon B. Hurley (15).............................................      8,368           *

All directors and executive officers as a group - 16 persons (16)....    334,648          3.8
- ------------


   *Less than one percent (1%).

(1) Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include (a) shares subject to options exercisable within 60 days of the Record Date, (b) shares held by unincorporated entities and in trusts and estates over which an individual holds at least shared voting or investment powers, and (c) shares held in trusts and estates of which at least 10 percent of the beneficial interest of such trust is attributable to specified persons in the immediate family of the individual(s) involved. This information is not necessarily indicative of beneficial ownership for any other purpose. The directors and Named Executive Officers of the Company have sole voting and investment power over the shares of the Company's common stock held in their names, except as noted in the following footnotes.

(2) Vanguard/Primecap Fund, Inc. has sole voting power and shared dispositive power as to 840,000 shares according to Schedule 13G filed with the Securities and Exchange Commission on February 14, 1996.

(3) State of Wisconsin Investment Board has sole voting power and sole dispositive power as to 813,300 shares according to Schedule 13G filed with the Securities and Exchange Commission on February 1, 1996.

(4) The Brinson ownership group has shared voting power and shared dispositive power as to 596,034 shares according to Schedule 13G filed with the Securities and Exchange Commission on February 9, 1996.

(5) Cowen & Company has shared voting power as to 395,400 shares and shared dispositive power as to 514,000 shares according to Schedule 13G filed with the Securities and Exchange Commission on February 14, 1996.

(6) The TCW Group, Inc. has sole voting power and sole dispositive power as to 506,500 shares according to Schedule 13G filed with the Securities and Exchange Commission on February 12, 1996.

(7) In addition to being a director, Mr. Carrell is also Chairman of the Board of Directors of the Company. The number of shares attributable to Mr. Carrell includes 5,000 shares of Common Stock, 45,666 shares subject to stock options which are currently exercisable or will be exercisable on or before May 28, 1996, and 4,750 shares which are issuable upon conversion of $200,000 of convertible debentures at a conversion rate of $42.10 per share, acquired by Mr. Carrell on March 7, 1995.

(8) The number of shares attributable to Mr. Christiansen includes 6,000 shares of Common Stock, and 22,250 shares subject to stock options which are currently exercisable or will be exercisable on or before May 28, 1996.

(9) The number of shares attributable to Mr. Crisp includes 42,437 shares of Common Stock, and 22,250 shares subject to stock options which are currently exercisable or will be exercisable on or before May 28, 1996.

(10) In addition to being a director, Mr. Oyler is also President and Chief Executive Officer of the Company. The number of shares attributable to Mr. Oyler includes 5,000 shares of Common Stock, and 49,995 shares subject to stock options which are currently exercisable or will be exercisable on or before May 28, 1996.

(11) The number of shares attributable to Mr. Ivan Sutherland includes 39,530 shares of Common Stock, and 22,250 shares subject to stock options which are currently exercisable or will be exercisable on or before May 28, 1996. Of the 39,530 shares of Common Stock, 11,300 shares are held by the Sutherland Family Trust of 1980 as to which Mr. Sutherland is a co-trustee with Marcia Sutherland, with each trustee having sole voting and dispositive power.

(12) The number of shares attributable to Mr. Warnock are 7,750 shares subject to stock options which are currently exercisable or will be exercisable on or before May 28, 1996.

(13) Mr. Ronald R. Sutherland is Vice President, General Manager of Government Simulation. The number of shares attributable to Mr. Sutherland includes 8,000 shares of Common Stock, and 21,999 shares subject to stock options which are currently exercisable or will be exercisable on or before May 28, 1996.

(14) Mr. Meredith is Senior Vice President and Secretary of the Company. The number of shares attributable to Mr. Meredith are 11,666 shares subject to stock options which are currently exercisable or will be exercisable on or before May 28, 1996.

(15) Mr. Hurley is Vice President of Shared Technology. The number of shares attributable to Mr. Hurley includes 35 shares of Common Stock, and 8,333 shares subject to stock options which are currently exercisable or will be exercisable on or before May 28, 1996.

(16) The total for directors and officers as a group includes 114,155 shares of Common Stock, and 220,493 shares subject to stock options which are currently exercisable or will be exercisable on or before May 28, 1996.

                         EXECUTIVE OFFICER COMPENSATION

   The following table sets forth compensation awarded to or earned by the Chief Executive Officer of the Company and certain other highly compensated executive officers of the Company (Named Executive Officers) for the fiscal years ended December 29, 1995, December 30, 1994, and December 31, 1993.

                                                    SUMMARY COMPENSATION TABLE
                                                                                         Long-Term Compensation
                                                                                   ---------------------------------
                                                 Annual Compensation                       Awards           Payouts
                                      -----------------------------------------    ----------------------- ---------
                                                                       Other
                                                                       Annual      Restricted                           All Other
                                                                       Compen-       Stock                    LTIP       Compen-
       Name and                           Salary        Bonus (1)      sation       Award(s)   Options (2)  Payouts     sation (3)
   Principal Position       Year           ($)             ($)           ($)          ($)         ($)         ($)          ($)
- -----------------------   --------    ------------    ------------    ---------    ---------  ------------ ---------   ------------
James R. Oyler              1995        $300,000        $277,400         None         None        None        None       $149,963
 President and Chief        1994          23,077               -          "            "         150,000       "           None
 Executive Officer          1993               -               -          "            "          None         "            "

Ronald R. Sutherland        1995         183,946         160,000         None         None         None       None         33,862
 Vice President,            1994         174,330               -          "            "          30,000       "           29,660
 Government Simulation      1993         121,094          25,000          "            "           None        "            4,497

Gary E. Meredith            1995         177,614         151,300         None         None         None       None        112,824
 Senior Vice President      1994         167,596               -          "            "          35,000       "            4,620
 and Secretary              1993         136,987          18,000          "            "           None        "            4,254

Stewart Carrell             1995         113,942         150,000         None         None         None       None          3,418
 Chairman of the            1994         146,314               -          "            "          20,000       "            4,620
 Board of Directors         1993         110,000         120,000          "            "           None        "            None

Gordon B. Hurley            1995         150,824          70,000         None         None         None       None         18,696
 Vice President of          1994         141,658               -          "            "          10,000       "            4,620
 Shared Technology          1993          91,401          19,000          "            "           None        "           23,247

- ---------------

(1) Represents incentive bonuses paid, payable, or accrued to be paid for achievement of corporate, individual, and organizational objectives for fiscal years 1995, 1994, and 1993.

(2) Non-qualified stock options were not granted in 1995 to certain of the individuals listed in the table. In 1994, the life of the listed options are for ten years from the date of grant, with vesting occurring at the rate of one-third of the total grant on each of the one-year anniversaries subsequent to the grant date.

(3) Amounts reported for fiscal year 1995 consist of: (i) matching contribution to the Company's 401(k) Deferred Savings Plan (Messrs. Sutherland, Meredith, and Hurley $4,620 each, and Mr. Carrell $3,418), (ii) premiums paid for executive life insurance policies (Mr. Oyler $24,893, Mr. Sutherland $29,242, Mr. Meredith $108,204, and Mr. Hurley $14,076), and (iii) $125,070
    paid to reimburse Mr. Oyler for relocation expenses.

    Amounts reported for fiscal year 1994 consist of: (i) matching contribution to the Company's 401(k) Deferred Savings Plan (Messrs. Sutherland, Meredith, Carrell, and Hurley $4,620 each), and (ii) option exercise income that exceeds 10% of base salary (Mr. Sutherland $25,040).

    Amounts reported for fiscal year 1993 consist of: (i) matching contribution to the Company's 401(k) Deferred Savings Plan (Messrs. Sutherland and Hurley $4,497 each, and Mr. Meredith $4,254), and (ii) option exercise income that exceeds 10% of base salary (Mr. Hurley $18,750).

                     Option/SAR Grants in Last Fiscal Year

   The following table sets forth information concerning the issuance of stock options granted during fiscal year 1995 to each of the Named Executive Officers. No stock appreciation rights (SARs) were granted in 1995.

                                               Individual Grants
                           ----------------------------------------------------------   Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                            % of Total                                  of Stock Price Appreciation
                                              Options         Exercise                       for Option Term (2)
                               Options       Granted to        Prices     Expiration  --------------------------------
          Name               Granted (1)     Employees       Per Share       Date            At 5%          At 10%
- -------------------------  ---------------  -----------     -----------  ------------ ---------------- ---------------
James R. Oyler                   0             0.0%            $0.000          -               $0           $0
Ronald R. Sutherland             0             0.0%             0.000          -                0            0
Gary E. Meredith                 0             0.0%             0.000          -                0            0
Stewart Carrell                  0             0.0%             0.000          -                0            0
Gordon B. Hurley                 0             0.0%             0.000          -                0            0

- -----------

(1) The total number of options granted during fiscal year 1995 was 290,700 shares. No options were granted to the Named Executive Officers during fiscal year 1995.

(2) The five percent and ten percent assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance to any executive officer or any other holder of the Company's securities that the value realized over the 10-year option term will be at or near the value estimated at the assumed 5% and 10% levels or at any other defined level.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

   The following table sets forth information concerning the exercise of stock options during fiscal year 1995 by each of the Named Executive Officers and lists the value of their unexercised options on December 29, 1995.

                                                       Number of Unexercised         Value of Unexercised
                                                            Options/SARs           In-the-Money Options/SARs
                                                       at Fiscal Year End (1)        at Fiscal Year-End (2)
                       Shares Acquired      Value    --------------------------    --------------------------
         Name            on Exercise      Realized   Exercisable  Unexercisable    Exercisable  Unexercisable
- ---------------------- ---------------   ----------  -----------  -------------    -----------  -------------
James R. Oyler              None          $  None       49,995        100,005        $501,200     $1,002,550
Ronald R. Sutherland        None             None       21,999         20,001         203,190        200,010
Gary E. Meredith           7,000           15,330       11,666         23,334         116,660        233,340
Stewart Carrell             None             None       45,666         13,334         402,060        133,340
Gordon B. Hurley            None             None       12,333          6,667         110,730         66,670

- ------------

(1) The options/SARs identified above are all non-qualified stock options with no associated stock appreciation rights (SARs).

(2) Based on the closing price of the Company's Common Stock as reported on The Nasdaq Stock Market on Friday, December 29, 1995 of $22.25.

            Evans & Sutherland 1995 Long-Term Incentive Equity Plan

   On February 21, 1995, the Board of Directors adopted the Evans & Sutherland 1995 Long-Term Incentive Equity Plan (the "Plan"), which was approved by the shareholders on May 18, 1995. The 1995 Plan authorizes grants of Incentive Stock Options ("ISOs"), Non-qualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Stock Awards, and Dividend Equivalents. The total number of shares of Company common stock available for awards under the 1995 Plan is 350,000, plus any shares that are available from prior plans that have not yet been granted or which may subsequently become available by termination or cancellation under the prior plans. It is proposed that the total number of shares issuable under the plan be increased from 350,000 shares to 1,335,000 shares. See Proposal Three, "Amendment to the Evans & Sutherland 1995 Long-Term Incentive Equity Plan", on page 4 of this Proxy Statement.

   The Board believes that use of long-term incentives as authorized under the 1995 Plan to be beneficial to the Company as a means of promoting the Company's success and enhancing its value by linking the personal interests of its key employees to those of its shareholders and by providing them with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. The following is a summary of the 1995 Plan.

Administration

   The 1995 Plan is administered by a committee appointed by the Board (the "Committee"). The Committee has the exclusive authority to administer the 1995 Plan, including the power to determine eligibility, the types and sizes of awards, and the price and timing of awards.

   Description of the Available Awards:

1. Incentive Stock Options

     An ISO is a stock option that satisfies the requirements specified in
   Section 422 of the Internal Revenue Code (the "Code"). In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than ten years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

     An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or subject to a substantial risk of forfeiture under
   Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the common stock becomes either transferable or not subject to a substantial risk of forfeiture) is a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture.

     If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" will occur. If disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, will be taxed as capital gain.

     In the event an optionee exercises an ISO using common stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

     The Company will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

2. Non-Qualified Stock Options

     An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

     No taxable income will be realized by an optionee upon the grant of an NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and the Company will be entitled to a corresponding tax deduction.

     Upon a subsequent sale or other disposition of common stock acquired through exercise of an NQSO, the optionee will realize short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to the Company.

3. Stock Appreciation Rights

     An SAR is the right granted to an employee to receive that appreciation in the value of a share of common stock over a certain period of time. Under the 1995 Plan, the Company may pay that amount in cash, in common stock, or in a combination of both.

     A recipient who receives an SAR award is not subject to tax at the time of the grant and the Company is not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must include in income the appreciation inherent in the SARs (i.e. the difference between the fair market value of the common stock on the date of grant and the fair market value of the common stock on the date the SAR is exercised). The Company is entitled to a corresponding tax deduction in the amount equal to the income includible by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR.

4. Stock Awards

     Under the Stock Award feature of the 1995 Plan, a key employee or consultant may be granted a specified number of shares of common stock or units equivalent in value to shares. However, vested rights to such shares may be subject to certain restrictions or conditions established by the Committee, such as continuous service with the Company, attainment of certain business objectives, or other performance based achievements. If the employee fails to comply with any of the restrictions during the period specified by the Committee, or the performance standards are not satisfied, the stock is forfeited.

     A recipient of a Stock Award will recognize ordinary income equal to the fair market value of the common stock ("Awarded Stock") at the time the restrictions lapse. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse.

     Instead of postponing the income tax consequences of a Stock Award, the recipient may elect to include the fair market value of the common stock in income in the year the award is granted. This election is made under Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her Federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements.

     The tax treatment of the subsequent disposition of the Awarded Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of grant. Such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Awarded Stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Awarded Stock and the fair market value of the Awarded Stock on the date the restrictions lapsed. Again, such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Awarded Stock is held.

     During the period in which a recipient holds the Awarded Stock, if dividends are declared prior to the lapse of the restrictions, the dividends will be treated for tax purposes by the recipient and the Company in the following manner: If the recipient makes a Section 83(b) election to recognize income at the time of the Stock Award, the dividends will be taxed as dividend income to the recipient when the restrictions lapse. Under such circumstances, the Company will not be entitled to a tax deduction, nor will it be required to withhold for applicable taxes. If no such election is made by the recipient, the dividends will be taxed as compensation to the recipient at the time the restrictions lapse and will be deductible by the Company and subject to income tax withholding at that time.

5. Dividend Equivalents

     The 1995 Plan also allows for the granting of dividend equivalent rights in conjunction with the grant of other awards under the 1995 Plan. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents. A recipient of a dividend equivalent will not be treated as receiving taxable income upon the grant of a dividend equivalent. The recipient will recognize ordinary income at the time dividend equivalents are paid.

Recent Tax Changes

   Section 162(m) of the Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest paid employees of the corporation.

   Performance-based compensation is outside the scope of the $1 million limitation, and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by shareholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming shareholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant. All options granted under the 1995 Plan will have an exercise price at least equal to the fair market value of the underlying stock on the date of grant.

Tax Withholding

   The Company shall have the right to deduct from any settlement of an award made under the 1995 Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state, or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at their fair market value as of the settlement date of the applicable award.

Plan Amendment

   The 1995 Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the 1995 Plan, except that no such amendments which would increase the number of shares available for issuance or cause the 1995 Plan not to comply with Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code shall be made without the approval of the Company's shareholders.

                             PENSION PLAN AND SERP

   The Company supports a defined benefit pension plan and SERP (the "Evans & Sutherland Executive Retirement Plan" or "SERP") with contributions based upon actuarial computations which take into account many assumptions and factors including, among others, projected average salary and time in service. Directors of the Company who are not employees are not eligible to participate in the Pension Plan and SERP. The Company's 1995 expense for the Pension Plan of $797,500 was 2.0% of the total remuneration of those participants covered by the Pension Plan for the fiscal year 1995. Under the pension provisions, the credited years of service for the Named Executive Officers listed in the proceeding compensation table are as follows: Messrs. James R. Oyler, 1 year; Ronald R. Sutherland, 14 years; Gary E. Meredith, 18 years; Stewart Carrell, 3 years; and Gordon Hurley, 15 years.

   The Company maintains a non-qualified deferred compensation plan or SERP for certain executives selected by the Compensation Committee of the Board. Under the SERP, an executive's annual retirement income commencing at age 65 (and having at least three years of service under the SERP) equals 66.7% of the executive's average base salary reduced by the executive's annual benefit under the Company's Defined Benefit Pension Plan multiplied by a fraction the numerator of which is the total number of years of service with the Company (up to a maximum of ten) and the denominator of which is ten. For purposes of the SERP, the term "average base salary" is defined as the average of the executive's base compensation over a three year period, excluding all other forms of compensation except amounts deferred under the Company's 401 (k) Plan and the Company's Executive Supplemental Savings Plan.

   Messrs. James R. Oyler, Ronald R. Sutherland, Gary E. Meredith, and Gordon B. Hurley are currently participating in the SERP and have 1, 14, 18, and 15 years of service, respectively, credited under the SERP and are expected to have 10 years of service credited under the Plan at age 65. The Company has purchased life insurance for its benefit on the lives of some or all of the participants. It is anticipated that the life insurance proceeds payable upon the death of plan participants will reimburse the Company for the after-tax cost of benefit payments, premiums, and a factor for the cost of money.

   The following table illustrates the approximate annual retirement benefits (not including social security benefits) under the Pension Plan and SERP, assuming retirement at age 65, based upon years of accredited service and final qualifying earnings as defined in the Pension Plan and SERP, and also assuming that the employee elects a straight life annuity.

                                                    Years of Service
                                 --------------------------------------------------------
Remuneration/(1)/                   15          20          25          30          35
- ------------                     --------    --------    --------    --------    --------
  $125,000      ...............  $ 83,375    $ 83,375    $ 83,375    $ 83,375    $ 83,375
   150,000      ...............   100,050     100,050     100,050     100,050     100,050
   175,000      ...............   116,725     116,725     116,725     116,725     116,725
   200,000      ...............   133,400     133,400     133,400     133,400     133,400
   225,000      ...............   150,075     150,075     150,075     150,075     150,075
   250,000      ...............   166,750     166,750     166,750     166,750     166,750
   300,000      ...............   200,100     200,100     200,100     200,100     200,100
   400,000      ...............   266,800     266,800     266,800     266,800     266,800
   450,000      ...............   300,150     300,150     300,150     300,150     300,150
   500,000      ...............   333,500     333,500     333,500     333,500     333,500

- -----------
/(1)/ For purposes of determining benefits at normal retirement, remuneration is based upon the average qualifying earnings of the employee. Under the Pension Plan, this is the average of the five consecutive calendar years that will produce the highest average earnings out of the last ten calendar years of employment. Under the SERP, this is the average of the three consecutive calendar years of employment with the Company that produces the highest annual average. For 1995, compensation taken into account under the qualified pension plan and SERP for any individual in any year was limited to $150,000.

             REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE
                           OF THE BOARD OF DIRECTORS
General

   The following report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 (the "1933 Act") or under the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the 1933 Act of the 1934 Act.

   The Compensation and Stock Options Committee of the Board of Directors (the "Committee") establishes and oversees the general compensation policies of the Company, which include specific compensation levels for executive officers, cash incentive initiatives for executives and the technical staff, and the 1995 Long-Term Incentive Equity Plan. The Committee is composed of the Chairman of the Board and the four independent outside directors.

   E&S operates in highly competitive businesses and competes nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of the Company. The Company is committed to providing competitive compensation that helps attract, retain, and motivate the highly skilled people it requires. The Committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives and to business unit and overall company performance, both current and long-term.

   The Board of Directors and the Compensation and Stock Options Committee have determined that it is in the best interests of the Company to administer the Company's employee benefit plans under the old Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934 until such time as the Company is required to administer its employee benefit plans under the new Rule 16b-3. In order to comply with the applicable rule, the Compensation and Stock Options Committee has established the Stock Option Administrative Subcommittee to administer all stock options granted to members of the Board of Directors. This subcommittee is composed of three disinterested individuals who are not directors or employees of the Company.

Executive Compensation

   The salary of the Chief Executive Officer is established solely by the Committee, while the salary of other executives is recommended by the Chief Executive Officer for review and approval of the Committee. Prime sources of information in determining executive salaries is a survey published by the American Electronics Association (AEA), entitled "Executive Compensation in the Electronics Industry", and a survey published by Radford Associates entitled "Management Total Compensation Report", a major source for executive and top management compensation in high-tech industries. The Committee has determined that, as a general rule, executive, management, and top technical salaries should be at or near the 50th percentile of these surveys.

   In 1995, the Committee approved a Management Incentive Plan (MIP), which provides financial incentives for certain key executives and managers of the Company to achieve profitable growth. Participation is limited to those who significantly and directly contribute through their actions to the profitable growth of the Company. The MIP incentive is based on operating profit achievement relative to the annual operating plan. Measurement for corporate (functional) managers is total corporate performance, while measurement for business unit managers is both corporate and business unit performance. The MIP incorporates an operating profit level that must be attained before bonuses may be earned, as well as individual maximums on annual incentive amounts. This provision ensures a return to shareholders prior to any incentive payments being made.

   Other than the company pension plan and SERP, the long-term component of compensation for the Chief Executive Officer and other executives is the 1995 Long-Term Incentive Equity Plan. The plan does not provide for automatically-timed option grants, but rather provides for grants at the discretion of the Committee. In general, stock options are granted to executives, key managers, and technical staff whose individual assignments are anticipated to have high leverage in terms of achieving the longer-term objectives of the Company. This report is submitted by the members of the Compensation and Stock Options Committee.

          Stewart Carrell        Peter O. Crisp       John E. Warnock
          Henry N. Christiansen  Ivan E. Sutherland

Termination of Employment and Change of Control Arrangements

   In April 1984, the Board of Directors authorized a form of severance agreement which provides that, upon termination of employment (i) by the Company within two years of a change in control which has not been approved by a majority of the directors in office immediately preceding such change in control (an "unapproved change in control") or (ii) by the executive for good reason within two years after such an unapproved change in control, such executive will be entitled to receive, among other things, an amount equal to the sum of his base salary at the date of termination plus any amount awarded under the President's Plan or the Executive Plan for the year preceding the year of termination multiplied by two and a pro rata portion of any award related to any uncompleted performance award period under the President's Plan, the Executive Plan, or the Stock Bonus Plan. Such agreements would also require the Company to provide certain benefits, including insurance coverage, for each person after termination of employment for a two year period and to provide each person with an amount in cash equal to an amount which he would have received under the Company pension plans had he been fully vested and had he remained employed for two additional years, reduced by the pension benefits he will actually receive under such pension plans. However, each executive may terminate employment with the Company within 90 days of an unapproved change in control without good reason, in which case the severance benefits are limited to an amount in cash equal to the sum of his annual base salary at the date of termination plus an amount equal to the amount of any award received under the President's Plan, the Executive Plan, or the Stock Bonus Plan for the year preceding the year of termination. Such arrangements confer no benefits either prior to an unapproved change in control nor after a change in control which has been approved by the Board of Directors as described above. Because such agreements may impose significant costs upon the Company following a change in control, they may tend to discourage takeover attempts. The Board of Directors has authorized the President or the Board, in his or their discretion, to cause the Company to enter into such severance agreements with up to approximately twelve persons, including some or all of the officers of the Company and such other key employees as the President shall in his discretion designate. The Company has not yet entered into any such agreements.

   In addition to the Termination of Employment and Change of Control protection for key officers noted above, the Company has entered into separate agreements with certain executive officers of the Company regarding severance and termination issues. A summary of these agreements follow:

   On November 29, 1994, an agreement was entered into with Mr. James R. Oyler, President and Chief Executive Officer, which provides, in the unlikely event that circumstances result in dismissal, regardless of the quality of service he has rendered, for other than cause, the Company will pay him an amount equal to one year's base salary, plus the amount, if any, of the prior year's bonus, and medical and life insurance benefits for one year.

   On December 6, 1994, an agreement was entered into with Mr. Gary E. Meredith, Senior Vice President and Corporate Secretary, which provides, in the unlikely event that circumstances result in dismissal, regardless of the quality of service he has rendered, for other than cause, the Company will pay him an amount equal to one and a half times the then current year's base salary, plus the amount, if any, of the prior year's bonus. In addition, the Company will pay the medical insurance premiums under the Company's regular insurance plan for continuation coverage and, after the expiration of continuation coverage, under the conversion policy provided under the medical plan. The Company will also pay a single sum cash payment for Company defined benefit pension plan service lost due to early termination. If at any time Mr. Meredith voluntarily terminates his employment, the severance policies set forth in the Company's Employee Handbook and Policies shall apply.

                      COMPARATIVE STOCK PERFORMANCE CHART

   The following graph presents a five year comparison of cumulative total shareholder return for the Company's common stock, the Standard & Poor's 500 Index, and the Hambrecht & Quist Computer Hardware Sector Index. It assumes the investment of $100 on January 1, 1991, with the reinvestment of all dividends. Total shareholder returns for prior periods are not an indication of future investment returns.

                Comparison of Five Year Cumulative Total Return

                             [GRAPH APPEARS HERE]

                              Specific Plot Points

                           1991    1992    1993    1994    1995
                           ----    ----    ----    ----    ----
    Evans & Sutherland      123     103     108      84     142
    Hambrecht & Quist        97      84      88     109     157
    Standard & Poor 500     130     140     155     157     215

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

   Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 29, 1995 with all Section 16(a) filing requirements applicable to the Company's officers, directors, and greater than ten-percent beneficial owners.

                             SHAREHOLDER PROPOSALS

   Proposals by shareholders of the Company that are intended to be presented by such shareholders at the Company's 1997 Annual Meeting of Shareholders must be received by the Company on or before December 13, 1996 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

                                EVANS & SUTHERLAND COMPUTER
                                  CORPORATION



                                Gary E. Meredith
                                Senior Vice President and
                                Secretary

                                  ATTACHMENT A

                    EVANS & SUTHERLAND COMPUTER CORPORATION
                           1989 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

Section 1.  Purpose.
            -------

       The purpose of the Plan is to promote the interests of the Corporation and its shareholders by attracting and retaining highly qualified independent Directors with an investment interest in the future success of the Corporation.

Section 2.  Definitions.
            -----------

       Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section:

       (a) "Board" shall mean the Board of Directors of the Corporation.

       (b) "Corporation" shall mean Evans & Sutherland Computer Corporation, a Utah corporation.

       (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

       (d) "Committee" shall mean the Committee which shall administer the Plan.

       (e) "Director" shall mean any member of the Board.

       (f) "Fair Market Value" shall mean for any day the closing price of the Stock in the over-the-counter market, as reported through the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System or, if the Stock is listed or admitted to trading on the NASD National Market System or any national securities exchange or if the last reported sale price of such Stock is generally available, the last reported sale price on such system or exchange. The Fair Market Value for any day for which there is no such closing price or last reported sales price shall be the Fair Market Value of the last day for which there is such a price.

       (g) "Grantee" shall mean a person granted an Option under the Plan.

       (h) "Non-Employee Directors" shall mean Directors who are not also employees of the Corporation or any of its consolidated subsidiaries.

       (i) "Options" shall mean options granted under the Plan.

       (j) "Plan" shall mean this 1989 Stock Option Plan for Non-Employee Directors as set forth herein and as amended from time to time.

       (k) "Stock" shall mean shares of the Common Stock $0.20 par value of the Corporation.

Section 3.  Shares of Stock Subject to the Plan.
            -----------------------------------

       Subject to the provisions of Section 6, the Stock which may be issued pursuant to Options granted under the Plan shall not exceed 200,000 shares in the aggregate. Stock issuable upon the exercise of any Option may be authorized but unissued shares or reacquired shares of Stock. Shares of Stock subject to an Option which are not issued pursuant to the exercise of such Option shall be available for subsequent issuance under the Plan.

Section 4.  Grant of Options.
            ----------------

       (a) Eligibility.  Only Non-Employee Directors of the Corporation shall be
           -----------
eligible to receive Options under the Plan.

       (b) Automatic Grants.  Subject to approval of the Plan by shareholders of
           ----------------
the Corporation, Options under the Plan shall be granted automatically, not subject to the discretion of any person or persons, as follows:

          (i) Initial Options.  Each Non-Employee Director serving as of the
              ---------------
  effective date hereof (May 16, 1989) shall immediately receive an Option (an "Initial Option") under the Plan relating to the purchase of 10,000 shares of Stock (subject to adjustment as provided in Section 6.)

          (ii) New Directors Options.  Any Non-Employee Director appointed or
               ---------------------
  elected to the Board after the effective date of this Plan shall receive, as of the date of such appointment or election, an Option (a

  "New Directors Option") under the Plan relating to the purchase of 2,000 shares of Stock (subject to adjustment as provided in Section 6), unless such Non-Employee Director received an Initial Option under Section 4(b)(i) hereof or was serving as a Director while an employee.

          (iii)  Annual Options.  On the first day of each fiscal year of the
                 --------------
  Company after the effective date of this Plan, each Non-Employee Director then serving as a Director shall receive an Option (an "Annual Option") relating to the purchase of 2,000 shares of Stock; provided, however, that in no event shall any Non-Employee Director be granted any Annual Option if options previously granted to such Non-Employee Director under the Plan relate in the aggregate to the purchase of 20,000 shares of Stock (subject to adjustment as provided in Section 6).

       (c) Exercise Price.  The exercise price of each share of Stock subject to
           --------------
an Option shall equal the Fair Market Value of a share of Stock on the last trading day immediately prior to the date such Option is granted.

       (d) Term:  Exercisability.  An Option granted under this Plan shall have
           ---------------------
a term of ten years from the date the Option is granted and except as otherwise set forth in Section 4(e) hereof, shall be exercisable as follows:

          (i) Initial Options granted pursuant to Section 4(b)(i) shall be immediately exercisable.

          (ii) New Directors Options and Annual Options granted pursuant to Sections 4(b)(ii) and (iii) shall become exercisable in four (4) equal installments at a whole number of shares on the first, second, third and fourth anniversaries of the date each such Option is granted.

       (e) Changes in Control.  Notwithstanding any provision of this Option
           ------------------
Agreement establishing the earliest date upon which the Grantee may exercise his rights under this Option as to all or any number of the Option Shares:

          (i) Options granted under this Plan shall become immediately exercisable in full as of the date upon which occurs any of the following:

              (A) The Company executes a definitive agreement to merge or consolidate with or into another corporation in which the Company is not the surviving corporation and the Stock is converted into or exchanged for stock or securities of any other corporation, cash, or any other thing of value; or

              (B) The Company executes a definitive agreement to sell or otherwise dispose of substantially all its assets; or

              (C) The Company undergoes a change of control of the nature which would, if it had occurred as of the date of the adoption of this Plan, have been required to be reported in response to Item I of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended; or

              (D) A public announcement that more than thirty percent (30%) of the Company's then outstanding voting stock has been acquired by any person or group; or

              (E) A change is made in the membership of the Board of Directors of the Company resulting in a membership of which less than a majority were also members of the Board of Directors on the date two years prior to such change, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors on the date two years prior to such change; and

          (ii) In the event of any proposed merger or consolidation in which the Company is not the surviving corporation, any proposed sale of substantially all of the Company's assets, the proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off, or spin-off, the Committee shall provide, in its absolute discretion, that one of the following alternatives shall apply to Options granted under this Plan:

              (A) The Grantee shall have the right to exercise the Option at the Option Price solely for the kind and amount of stock and other securities, property, cash, or any combination thereof receivable upon such merger, consolidation, sale of assets, dissolution, liquidation, or corporate separation or division by a holder of the number of shares of Stock for which the Option might have been exercised immediately prior to such merger, consolidation, sale of assets, dissolution, liquidation, or corporate separation or division; or

              (B) In the alternative, the Option shall terminate as of a date to be fixed by the Board of Directors of the Company; provided that not less than thirty (30) days written notice of the date so fixed shall be given to the Grantee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Option as to all or any part of the Optioned Shares including Optioned Shares as to which the Option would not otherwise be exercisable.

Section 5.  Exercise of Options.
            -------------------

       (a) Upon the exercise of any option, the Grantee shall pay the exercise price for the shares being purchased in cash or by check payable to the Corporation or by the surrender of shares of Stock in the Company at their then Fair Market Value, which shares have either been owned by the Grantee for more than six months or were not acquired, directly or indirectly, from the Company, or any combination of the foregoing. The number of shares which are issued pursuant to the exercise of an Option shall be charged against the maximum limitation on shares set forth in Section 3 hereof.

       (b) The notice of exercise filed by a Grantee shall specify whether the Grantee intends to file an election pursuant to Section 83(b) of the Code to have such exercise be taxable as of the date of exercise.

       (c) Before the Company issues shares to a Grantee pursuant to the exercise of an Option, the Committee (i) may require that the Grantee make such provision, or furnish the Company such authorization, as the Committee in its sole discretion determines to be necessary or desirable so that the Company may satisfy its obligation, under applicable tax laws, to withhold for income or other taxes due upon or incident to such exercise and (ii) may permit the Grantee to increase the amount withheld or surrendered to provide for the satisfaction of up to a maximum of the Grantee's entire liability for such taxes at the maximum applicable marginal tax rates. Under such procedures as the Committee may adopt, the Committee may permit Grantees to make an election (hereinafter a "Withholding Election") with respect to the exercise of an option either (i) to have the Company withhold from the shares to be issued pursuant to such exercise, or (ii) to surrender to the Company from shares already owned by the Grantee, or (iii) a combination of both, in any case such number of shares which, when valued at their fair market value on the date as of which the option exercise is taxable for federal income tax purposes (the "Tax Date"), shall be sufficient to satisfy, at a minimum, the Company's withholding obligation with respect to the Option exercise and, at a maximum, the Grantee's entire liability at the maximum applicable marginal tax rates for income or other taxes due upon or incident to such exercise. If the fair market value on the Tax Date of the number of whole shares withheld or surrendered pursuant to a Withholding Election exceeds the Company's withholding obligation (or the Grantee's entire liability for income or other taxes, as the case may be) with respect to the exercise, a fractional share shall not be issued or returned for the excess, but an amount equal to the excess shall be paid to the Grantee by the Company in cash as soon as reasonably practicable after the amount of such excess is determined by the Company. A Withholding Election shall be made applicable with respect to a particular Option exercise. Any such Withholding Election and any Option to which the Withholding Election applies also shall meet the following requirements:

          (1) The Withholding Election, once made, shall be irrevocable.

          (2) The Withholding Election must be made either (i) during one of the ten-day periods beginning on the third business day following the date of release of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date, or (ii) at least six months prior to the Tax Date for the Option exercise to which such Withholding Election applies.

          (3) An Option with respect to which such a Withholding Election is in effect shall not be exercisable until at least six months after its date of grant, except that this limitation shall not apply if the Grantee dies or is disabled prior to the expiration of this six-month period.

          (4) The Committee shall have sole discretion to consent to or disapprove any Withholding Election made by such a Grantee, and if the Committee disapproves such a Withholding Election, shares shall not be issued to the Grantee upon the exercise of an Option to which the disapproved Withholding Election applies until the Grantee shall have complied with the requirements, if any, which the Grantee may have adopted pursuant to the first sentence of this paragraph satisfying the withholding obligation with respect to such exercise. The committee by resolution may approve in advance all Withholding Elections made by Grantees, provided the resolution expressly reserves to the Committee the right both to disapprove any such Withholding Election and to revoke its advance approval.

          (5) If the notice of exercise filed by such a Grantee shall specify that the Grantee intends to file an election pursuant to Section 83(b) of the Code to have such exercise be taxable as of the date of exercise, such notice shall state whether the withholding obligation (and all or any part of the remaining liability of the Grantee for income or other taxes incident to the exercise, as the case may be) will be satisfied by withholding from the shares to be issued upon the exercise, or by surrender of already-owned shares. If the withholding obligation (and all or any part of the remaining liability of the Grantee for income or other taxes incident to the exercise, as the case may be) will be satisfied from already-owned shares, the notice of exercise shall be accompanied by certificates for a sufficient number of such Shares. If the notice indicates that no such Section 83(b) election will be filed, all of the shares for which the Option is exercised shall be issued to the Grantee, and the Company shall advise the Grantee as of the Tax Date of the amount of the withholding obligation (and all or any part of the remaining liability of the Grantee for income or other taxes incident to the exercise, as the case may
  be) so that the Grantee may tender an appropriate number of Shares either from those issued upon exercise of the option or from Shares already owned by the Grantee.

The Committee may adopt such rules, forms and procedures as it considers to be necessary or desirable to implement this paragraph, which rules, forms and procedures shall be binding upon all Grantees, and which shall be applied uniformly to all Grantees similarly situated.

Section 6.  Certain Corporate Changes.
            -------------------------

       If the outstanding shares of stock of the Company are increased, decreased, or changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or other similar event, an appropriate and proportionate adjustment shall be made in the number and kind of shares or securities as to which the Options granted hereunder, or portion thereof remaining unexercised, may be exercised. Any such adjustment, however, shall be made without changing the total price applicable to the unexercised portion of the Option but by adjusting the price for each share or security covered by the Option.

       Upon the dissolution and liquidation of the Company or upon a reorganization, merger, or consolidation of the Company or any other form of business combination requiring shareholder approval involving the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation, the Option granted hereby shall, except as provided in
Section 4(e), terminate, unless provision be made in connection with such transaction for the assumption of the Option or for the substitution for the Option of a new option covering the stock of the successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices. Simultaneously with the notification of the shareholders of any proposal for the dissolution, liquidation, merger, reorganization, consolidation, sale of assets, or any other business combination of the Company, the Company shall endeavor to give the Grantee notice in writing, delivered or mailed to the Grantee's last known address, of such pending action in order to afford the Grantee the opportunity to decide whether or not to exercise the Option, to the extent then exercisable, in view of its potential termination pursuant to the preceding sentence.

       Adjustments under this Section shall be made by the Board of Directors of the Company or the Committee, whose determination shall be final, binding, and conclusive. No fractional shares of stock shall be issued on account of any such adjustment.

Section 7.  Termination of Directorship.
            ---------------------------

       Upon the Grantee ceasing to be a Non-Employee Director of the Corporation for any reason (except as a result of the employment of such person by the Corporation or a consolidated subsidiary or as a result of the Grantee's disability or death), such Grantee's options shall be terminated 30 days after such grantee ceases to be a Non-Employee Director. In no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of the Grantee ceases to be a Non-Employee Director.

       Upon the Grantee ceasing to be a Non-Employee Director as a result of disability or death, or such grantee's employment by the Corporation or a consolidated subsidiary, the period during which such Grantee may exercise any outstanding installments of his or her Options which were exercisable as of the date of such disability or death, or such Grantee's employment by the Corporation or a consolidated subsidiary shall not exceed 90 days from the date of death, disability or employment, provided, however, that in no event shall the period extend beyond the expiration of the option term. In no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of disability, death or employment, as the case may be.

Section 8.  General Provisions.
            ------------------

       (a) Each Option grant shall be evidenced by a written instrument containing terms and conditions consistent with the Plan.

       (b) No Grantee, and no beneficiary or other persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Option or any particular assets of the Corporation, or any shares of

Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

       (c) No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or the laws of descent and distribution, and an option shall be exercisable during the Grantee's lifetime only by the Grantee. Subject to the provisions of Section 7 hereof, in the event of a Grantee's death or disability, his or her options may be exercised by the Grantee's legal representatives.

       (d) Notwithstanding any other provision of the Plan or agreements made pursuant hereto, the Corporation shall not be required to issue or deliver any certificate for shares of Stock under this Plan prior to fulfillment of all of the following conditions:

          (1) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

          (2) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, upon the advice of counsel, deem necessary or advisable;

          (3) The obtaining of any other required consent, approval or permit from any state or federal governmental agency; and

          (4) The execution by the Grantee (or the Grantee's legal representative) of such written representation that counsel for the Corporation shall advise is necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act of 1933, as amended, and the placement upon certificates for such shares of an appropriate legend in connection therewith.

       In no event shall the Corporation be required to issue a fractional share hereunder.

Section 9.  Amendment.
            ---------

       The Board may make such modifications or amendments to the Plan as it shall deem advisable, provided, however, that the Board may not, without the affirmative vote of the holders of a majority of the outstanding shares present, or represented, and entitled to vote on such issues at a meeting held in accordance with Utah law, make any modification if, in the opinion of counsel to the Corporation, such change shall require the vote of the shareholders in order to comply with such rules and regulations as may then exist in order to comply with Section 16 of the Securities Exchange Act of 1934.

Adopted March 22, 1989.

                                   AMENDMENT
                                     TO THE
                    EVANS & SUTHERLAND COMPUTER CORPORATION
                             1989 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     On March 22, 1989, Evans & Sutherland Computer Corporation (the "Corporation") adopted the Evans & Sutherland Computer Corporation 1989 Stock Option Plan For Non-Employee Directors (the "Plan"). By this instrument, the Corporation desires to amend the Plan to memorialize amendments previously adopted by the Corporation's Board of Directors and approved by the Corporation's shareholders.

     1. This Amendment shall amend only those provisions specified herein and those provisions amended hereby shall remain in full force and effect.

     2. Paragraphs 4(b)(ii) and (iii) of the Plan are hereby amended by deleting the references in those paragraphs to the number "2,000" and replacing such references with the number "5,000".

     3. Paragraph 4(b)(iii) of the Plan is hereby amended by deleting the reference in that paragraph to the number "20,000" and replacing such reference with the number "45,000".

     4. This Amendment shall be effective as of the date adopted by the Corporation's Board of Directors, which was January 25, 1994.

                                   AMENDMENT
                                     TO THE
                    EVANS & SUTHERLAND COMPUTER CORPORATION
                             1989 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     On March 22, 1989, Evans & Sutherland Computer Corporation (the "Corporation") adopted the Evans & Sutherland Computer Corporation 1989 Stock Option Plan For Non-Employee Directors (the "Plan"). Effective January 25, 1994, the Corporation amended the Plan to increase the number of options granted under the Plan. By this instrument, the Corporation desires to again amend the Plan to increase the number of options granted under the Plan.

     1. This Amendment shall amend only those provisions specified herein and those provisions amended hereby shall remain in full force and effect.

     2. Paragraph 3 of the Plan is hereby amended by deleting the reference in that paragraph to the number "200,000" and replacing such reference with the number "350,000".

     3. Paragraphs 4(b)(ii) and (iii) of the Plan are hereby amended by deleting the references in those paragraphs to the number "5,000" and replacing such references with the number "10,000".

     4. Paragraph 4(b)(iii) of the Plan is hereby amended by deleting the reference in that paragraph to the number "45,000" and replacing such reference with the number "100,000".

     5. This Amendment shall be effective as of the date adopted by the Corporation's Board of Directors, which was February 20, 1996.

                                  ATTACHMENT B

                               EVANS & SUTHERLAND
                      1995 LONG-TERM INCENTIVE EQUITY PLAN

1. Purpose

      This 1995 Long-Term Incentive Equity Plan (the "Plan") is intended to promote the long-term success of Evans & Sutherland (the "Company") by providing its officers and other employees with incentives to create excellent performance and to continue in the employ of the Company, its subsidiaries, and affiliates. By encouraging Plan participants to become shareholders of the Company and by providing actual ownership through Plan awards, it is also intended that participants will view the Company from an ownership perspective.

2. Term

      The Plan shall terminate at the close of business on the fifth anniversary of its approval by the Company's shareholders. After termination of the Plan, no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. Plan Administration

      A Committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of persons, in such numbers as the rules reference herein shall require at any given time, who shall qualify to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities and Exchange Act of 1934 (the "1934 Act"), as now or hereafter applicable to the Company, or any successor rules; and (b) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including those contemplated by Section 15 of the Plan, as well as rules and regulations governing awards under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

4. Eligibility

      Any employee of the Company shall be eligible to receive one or more awards under the Plan. "Employee" shall also include any former employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5. Shares of Common Stock Subject to the Plan

      Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock ($.20 par value) of the Company ("shares") which may be transferred to participants under the Plan shall be 350,000, plus any shares available for grant on the date the Plan is approved by the Company's shareholders, and any shares which subsequently become available to the extent that outstanding stock options are terminated or canceled under the Company's 1985 Stock Option Plan for Key Employees and the 1981 Stock Bonus Plan (the "Prior Plans"). The aggregate number of shares that may be issued under awards pursuant to Section 8(c) of the Plan and the aggregate number of shares that may be covered by awards granted to any single individual under the Plan shall not exceed 283,000 shares. The aggregate number of shares that may be represented by incentive stock options ("ISOs") intended to comply with Section 422 of the Code shall not exceed 850,000.

      Shares subject to awards under the Plan, which expire, terminate or are canceled without exercise or vesting shall thereafter be available for the granting of other awards. Any shares tendered, either actually or by attestation, by a person as full or partial payment made to the Company, on or after the effective date of the Plan in connection with any exercise of a stock option or receipt of shares under the Plan or Prior Plans shall again be available for grants under the Plan. Further, in instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

      Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6. Adjustments and Reorganizations

      In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares that may be issued under the Plan, (b) each outstanding award made under the Plan, and (c) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

      In the event that the Company undergoes a change in control (as defined by the Committee), or is liquidated or reorganized, or is not the surviving company in a merger or consolidation with another company, and in the absence of the surviving Company's assumption of outstanding awards made under the Plan, the Committee may provide for appropriate adjustments, including the acceleration of vesting, and settlements of such awards either at the time of award or at a subsequent date.

7. Fair Market Value

      Fair Market Value for all purposes under the Plan shall mean the closing price of a share as reported daily in the Wall Street Journal or similar readily available public source for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which sales of shares were made shall be used.

8. Awards

      The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company including the plan of any acquired entity. The types of awards that may granted under the Plan are:

   a) Stock Options -- This is a grant of a right to purchase a specified number of shares during a specified period as determined by the Committee. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a share on the date the SAR was granted. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The price at which shares may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, include (i) tendering (either actually or by attestation) shares, (ii) surrendering a stock award valued at Fair Market Value on the date of surrender, (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iv) any combination of the above.

      The Committee may grant stock options that provide for the award of a new stock option when the exercise price has been paid for by tendering shares to the Company. Such a stock option shall be limited to the number of shares tendered, with the stock option purchase price set at the then-current Fair Market Value, and shall not extend beyond the remaining term of the originally exercised option.

   b) SARs -- This is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement. Except if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value in the applicable award agreement for the date of grant shall be no lower than the actual Fair Market Value of a share on such date of grant.

   c) Stock Awards __ This is an award made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include but are not limited to continuous service with the Company, achievement of specific business objectives and other measurements of individual, business unit or Company performance.

9.  Dividends and Dividend Equivalents

      The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10. Deferrals and Settlements

      Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11. Transferability and Exercisability

      Awards granted under the Plan shall be nontransferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of particular awards: (a) by gift or other transfer of an award to (i) any trust or estate in which the original award recipient or such participant's spouse or other immediate relative has a substantial beneficial interest or (ii) a spouse or other immediate relative; and (b) pursuant to a qualified domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

      In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distribution under the Plan upon the death of the participant.

12. Award Agreements

      Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

13. Foreign Participation

      In order to assure the viability of awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the share limitations contained in Section 5 of the Plan.

14. Plan Amendment

      The Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan or cause the Plan not to comply with Rule 16b-3 (or any successor rule) under the 1934 Act or Section 162(m) of the Code shall be made without the approval of the Company's shareholders.

15. Tax Withholding

      The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

16. Other Benefit and Compensation Programs

      Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17. Unfunded Plan

      Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

18. Use of Proceeds

      The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall be used for general corporate purposes.

19. Regulatory Approvals

      The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

20. Future Rights

      No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

21. Governing Law

      The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Utah and applicable federal law.

22. Successors and Assigns

      The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

                                   AMENDMENT
                                     TO THE
                    EVANS & SUTHERLAND COMPUTER CORPORATION
                      1995 LONG-TERM INCENTIVE EQUITY PLAN

     Evans & Sutherland Computer Corporation (the 'Corporation') previously adopted the Evans & Sutherland Computer Corporation 1995 Long-Term Incentive Equity Plan (the "Plan"). By this instrument, the Corporation desires to amend the Plan to increase (i) the number of shares of the Corporation's stock available for issuance under the Plan, (ii) the maximum number of shares subject to award to any one individual, and (iii) the maximum number of incentive stock options that may be awarded under the Plan.

     1. This Amendment shall amend only those provisions specified herein and those provisions amended hereby shall remain in full force and effect.

     2. Paragraph 5 of the Plan is hereby amended and restated in its entirety as follows:

               Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock ($.20 par value) of the Company ("shares") which may be transferred to participants under the Plan shall be 1,335,000, plus any shares available for grant on the date the Plan is approved by the Company's shareholders, and any shares which subsequently become available to the extent that outstanding stock options are terminated or canceled under the Company's 1985 Stock Option Plan for Key Employees and the 1981 Stock Bonus Plan (the "Prior Plans"). The aggregate number of shares that may be issued under awards pursuant to Section 8(c) of the Plan and the aggregate number of shares that may be covered by awards granted to any single individual under the Plan shall not exceed 610,000 shares. The aggregate number of shares that may be represented by incentive stock options ("ISOs") intended to comply with Section 422 of the Code shall not exceed 1,830,000.


               Shares subject to awards under the Plan, which expire, terminate or are canceled without exercise or vesting shall thereafter be available for the granting of other awards. Any shares tendered, either actually or by attestation, by a person as full or partial payment made to the Company, on or after the effective date of the Plan in connection with any exercise of a stock option or receipt of shares under the Plan or Prior Plans shall again be available for grants under the Plan. Further, in instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

               Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

     3. This Amendment shall be effective as of the date adopted by the Corporation's Board of Directors, which was February 20, 1996.

SIDE 1
- ------


                                     PROXY

                    EVANS & SUTHERLAND COMPUTER CORPORATION
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints James R. Oyler and Gary E. Meredith and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of Common Stock of Evans & Sutherland Computer Corporation, a Utah corporation (the "Company"), held of record by the undersigned, on March 22, 1996, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108, on Thursday, May 16, 1996 at 11:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE, FOR THE PROPOSAL TO AMEND THE 1989 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, FOR THE PROPOSAL TO AMEND THE EVANS & SUTHERLAND 1995 LONG-TERM INCENTIVE EQUITY PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE COMING YEAR. PLEASE COMPLETE, SIGN, AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

                        (To be Signed on Reverse Side.)



SIDE 2
- ------


1. ELECTION OF DIRECTORS, each to serve a term of three years expiring at the Annual Meeting of shareholders of the Company to be held in 1999 and until their respective successors shall be duly elected and qualified. Nominees:
   Stewart Carrell and John E. Warnock.

2. Proposal to amend the 1989 Stock Option Plan for Non-Employee Directors.

3. Proposal to amend the Evans & Sutherland 1995 Long-Term Incentive Equity
   Plan.

4. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 27, 1996.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.


Signature__________________  Date______ Signature_________________ Date______

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.